EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Employee Stock Purchase Plan of Theravance, Inc. of our report dated February 16, 2005 with respect to the consolidated financial statements of Theravance, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Palo Alto, California
November 10, 2005